SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       EAGLE WIRELESS INTERNATIONAL, INC.
                              101 Courageous Drive
                            League City, Texas 77573
                                 (281) 538-6000


Incorporated in                               I.R.S. Employer Identification No.
    Texas                                                76-0494995

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
NONE

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
          TO BE REGISTERED                 EACH CLASS IS TO BE REGISTERED


            COMMON STOCK                      AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        This information is incorporated by reference from the information contained in the caption "Description of Capital Stock," in the Company's Form SB-2/A, file number 333-20011, filed with the Securities and Exchange Commission.


ITEM 2. EXHIBITS.

        The securities described herein are to be registered on the American Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with the Instructions as to exhibits on Form 8-A, have been duly filed with the American Stock Exchange:

1.      Registrant's Form 10-KSB for the fiscal year ended August 31, 1999.

2.      Registrant's Form 10-QSB for the quarter ended November 30, 1999.

3.      Registrant's latest definitive proxy statement filed December 18, 1998.

4.      Registrant's Articles of Incorporation and Bylaws.

5.      Specimen of Registrant's common stock.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            EAGLE WIRELESS INTERNATIONAL, INC.


Date: January 28, 2000                      By: /s/ H. DEAN CUBLEY
                                                    H. DEAN CUBLEY, President